UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2025

Farmers and Merchants Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55756	81-3605835
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

4510 Lower Beckleysville Road, Suite H, Hampstead, MD	21074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 374-1510

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	and (b) Voting Results.

At the annual meeting of stockholders of Farmers and Merchants Bancshares, Inc. (the “Company”) held on April 29, 2025, the stockholders voted on the two proposals set forth below. These proposals were submitted to a vote through the solicitation of proxies. The results of the votes are set forth below.

Proposal 1 – Election of two nominees to serve on the Company’s Board of Directors until the earlier of (a) the annual meeting of stockholders when their term expires and until their successor are duly elected and qualify, (b) they are removed in accordance with the Amended and Restated Bylaws (the “Bylaws”), and (c) the time that they fail to qualify to serve as a director as provided in the Bylaws:

	Term Expires	For	Withheld
Steven W. Eline	2029	1,735,829	80,992
Bruce L. Schindler	2029	1,718,457	98,364

Proposal 2 – Ratification of the Appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for 2025:

For	Against	Abstain
2,069,050	-	803

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS AND MERCHANTS BANCSHARES, INC.

Dated: May 2, 2025	By:	/s/ Gary A. Harris
Gary A. Harris
President & CEO